Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE FIRST QUARTER OF 2023

First Quarter 2023 Highlights:

•
Completed accretive $100 million repurchase of Class B units of Hess Midstream Operations LP in March 2023.
•
Increased quarterly cash distribution to $0.5851 per Class A share for the first quarter of 2023, an approximate 2.7% increase compared with the fourth quarter of 2022, consisting of a 1.5% increase in the distribution level per Class A share in addition to the quarterly 1.2% increase per Class A share consistent with the target of at least 5% growth in annual distributions per Class A share.
•
Net income was $142.2 million. Net cash provided by operating activities was $198.7 million.
•
Net income attributable to Hess Midstream LP was $20.7 million, or $0.47 basic earnings per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $239.0 million, Distributable Cash Flow1 was $196.6 million and Adjusted Free Cash Flow1 was $142.2 million.

HOUSTON, April 26, 2023—Hess Midstream LP (NYSE: HESM) (“Hess Midstream”) today reported first quarter 2023 net income of $142.2 million compared with net income of $159.6 million for the first quarter of 2022. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $20.7 million, or $0.47 basic earnings per Class A share compared with $0.50 basic earnings per Class A share in the first quarter of 2022. Hess Midstream generated Adjusted EBITDA of $239.0 million. Distributable Cash Flow (“DCF”) for the first quarter of 2023 was $196.6 million and Adjusted Free Cash Flow was $142.2 million.

“We delivered a solid first quarter marked by execution of two key priorities, operational growth and return of capital to our shareholders,” said John Gatling, President and Chief Operating Officer of Hess Midstream. “Our focus on gas capture is expected to drive increased volumes through our business, and we are well-positioned for both this continued throughput growth and the potential to return additional capital to our shareholders on a consistent and ongoing basis.”

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP owned by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners (“GIP” and together with Hess, the “Sponsors”). We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in Hess Midstream Operations LP owned by the Sponsors.

(1) Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Revenues and other income in the first quarter of 2023 were $305.0 million compared with $312.4 million in the prior-year quarter. First quarter 2023 revenues included $17.5 million of pass-through electricity, produced water trucking and disposal costs and certain other fees and $4.3 million of shortfall fee payments related to minimum volume commitments (“MVC”) compared with $22.7 million and $33.9 million, respectively, in the prior-year quarter. While physical volumes for gas gathering and processing and tariff rates were higher in the first quarter of 2023 compared with the prior-year quarter, revenues and other income were down $7.4 million due to the transition from higher MVC levels in 2022 to lower MVC levels in 2023 with actual physical volumes that are at or above MVCs in 2023. Total operating costs and expenses in the first quarter of 2023 were $116.3 million, relatively flat compared with $116.9 million in the prior-year quarter, as higher depreciation and operating and maintenance expenses on our expanding gathering infrastructure were offset by lower pass-through costs. Interest expense in the first quarter of 2023 was $41.6 million, up from $31.3 million in the prior-year quarter primarily attributable to the $400.0 million 5.50% fixed-rate senior notes issued in April 2022 and higher interest rates on the Term Loan A credit facility.

Net income for the first quarter of 2023 was $142.2 million, or $0.47 basic earnings per Class A share, after deduction for noncontrolling interests, compared with $0.50 basic earnings per Class A share in the prior-year quarter. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of our organizational structure. Net cash provided by operating activities for the first quarter of 2023 was $198.7 million.

Adjusted EBITDA for the first quarter of 2023 was $239.0 million. Relative to distributions, DCF for the first quarter of 2023 of $196.6 million resulted in an approximate 1.4x distribution coverage ratio. Adjusted Free Cash Flow for the first quarter of 2023 was $142.2 million.

Operational Highlights

Throughput volumes increased 7% for gas processing and 6% for gas gathering in the first quarter of 2023 compared with the first quarter of 2022 primarily due to higher gas capture. Water gathering volumes increased 10% reflecting continued steady organic growth of our water handling business. Throughput volumes in the first quarter of 2023 compared with the first quarter of 2022 decreased 8% for crude oil gathering and 4% for terminaling primarily due to lower production and lower third-party volumes.

Capital Expenditures

Capital expenditures for the first quarter of 2023 totaled $57.3 million, including $54.4 million of expansion capital expenditures and $2.9 million of maintenance capital expenditures, and were primarily attributable to continued expansion of our gas compression capacity. Capital expenditures in the prior-year quarter were $37.1 million, including $36.4 million of expansion capital expenditures and $0.7 million of maintenance capital expenditures, and were also primarily attributable to expansion of our gas compression capacity.

Quarterly Cash Distributions

On April 24, 2023, our general partner’s board of directors declared a quarterly cash distribution of $0.5851 per Class A share for the first quarter of 2023. The distribution represents an approximate 2.7% increase in the quarterly distribution per Class A share for the first quarter of 2023 as compared with the fourth quarter of 2022. The increase consists of an approximate 1.5% increase in Hess Midstream's distribution level per Class A share in addition to the quarterly 1.2% increase per Class A share consistent with its target of at least 5% growth in annual distributions per Class A share. The distribution is expected to be paid on May 12, 2023, to shareholders of record as of the close of business on May 4, 2023.

Guidance

Hess Midstream continues to target at least 5% annual distribution growth per Class A share through 2025 from this new higher level with expected annual distribution coverage of at least 1.4x and continues to prioritize financial strength with a long-term leverage target of 3x Adjusted EBITDA. For 2024 and 2025, Hess Midstream continues to expect organic throughput volume growth across all systems relative to 2023 volume guidance.

Hess Midstream is reaffirming its full year 2023 guidance as follows:

Year Ending
December 31, 2023
(Unaudited)
Financials (in millions)
Net income	$600 – 640
Adjusted EBITDA	$990 – 1,030
Distributable cash flow	$815 – 855
Expansion capital expenditures	$210
Maintenance capital expenditures	$15
Adjusted free cash flow	$605 – 645

Year Ending
December 31, 2023
(Unaudited)
Throughput volumes
Gas gathering - MMcf of natural gas per day	365 – 375
Crude oil gathering - MBbl of crude oil per day	95 – 105
Gas processing - MMcf of natural gas per day	350 – 360
Crude terminals - MBbl of crude oil per day	105 – 115
Water gathering - MBbl of water per day	85 – 95

Investor Webcast

Hess Midstream will review first quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. For details about the event, refer to the Investor Relations sections of our website at www.hessmidstream.com.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash and non‑recurring items, if applicable. “Distributable Cash Flow” or “DCF” is defined as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. We define “Adjusted Free Cash Flow” as DCF less expansion capital expenditures and ongoing contributions to equity investments. We define "Gross Adjusted EBITDA Margin" as the ratio of Adjusted EBITDA to total revenues, less pass-through revenues. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, DCF, Adjusted Free Cash Flow and Gross Adjusted EBITDA Margin to reported net income (GAAP) and net cash provided by operating activities (GAAP), are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow to projected net cash provided by operating activities without unreasonable effort.

	First Quarter
	(unaudited)
	2023		2022

(in millions, except ratio and per-share data)
Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income:
Net income	$142.2		$159.6
Plus:
Depreciation expense	47.4		44.4
Proportional share of equity affiliates' depreciation	1.3		1.3
Interest expense, net	41.6		31.3
Income tax expense (benefit)	6.5		5.0
Adjusted EBITDA	239.0		241.6
Less:
Interest, net(1)	39.5		29.3
Maintenance capital expenditures	2.9		0.7
Distributable cash flow	$196.6		$211.6

Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$198.7		$190.6
Changes in assets and liabilities	1.1		25.2
Amortization of deferred financing costs	(2.1)		(2.0)
Proportional share of equity affiliates' depreciation	1.3		1.3
Interest expense, net	41.6		31.3
Earnings from equity investments	1.6		0.4
Distribution from equity investments	(2.6)		(4.7)
Other	(0.6)		(0.5)
Adjusted EBITDA	$239.0		$241.6
Less:
Interest, net(1)	39.5		29.3
Maintenance capital expenditures	2.9		0.7
Distributable cash flow	$196.6		$211.6
Less:
Expansion capital expenditures	54.4		36.4
Adjusted free cash flow	$142.2		$175.2
Distributed cash flow	138.3		131.7
Distribution coverage ratio	1.4	x	1.6	x
Distribution per Class A share	$0.5851		$0.5492

(1) Excludes amortization of deferred financing costs.

	First Quarter
	(Unaudited)
	2023	2022
(in millions)
Reconciliation of gross Adjusted EBITDA margin to net income:
Net income	$142.2	$159.6
Plus:
Depreciation expense	47.4	44.4
Proportional share of equity affiliates' depreciation	1.3	1.3
Interest expense, net	41.6	31.3
Income tax expense (benefit)	6.5	5.0
Adjusted EBITDA	$239.0	$241.6

Total revenues	$305.0	$312.4
Less: pass-through revenues	17.5	22.7
Revenues excluding pass-through	$287.5	$289.7
Gross Adjusted EBITDA margin	83%	83%

Guidance
Year Ending
December 31, 2023
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net income:
Net income	$600 – 640
Plus:
Depreciation expense*	195
Interest expense, net	165
Income tax expense	30
Adjusted EBITDA	$990 – 1,030
Less:
Interest, net, and maintenance capital expenditures	175
Distributable cash flow	$815 – 855
Less:
Expansion capital expenditures	210
Adjusted free cash flow	$605 – 645
*Includes proportional share of equity affiliates' depreciation

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; and future economic and market conditions in the oil and gas industry.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Hess in excess of our MVCs and relative to Hess' nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the business of our suppliers, customers, business partners and lenders; the direct and indirect effects of an epidemic or outbreak of an infectious disease, such as COVID-19 and its variants, on our business and those of our business partners, suppliers and customers, including Hess; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2023	2022	2022
Statement of operations
Revenues
Affiliate services	$303.4	$312.1	$313.9
Other income	1.6	0.3	0.7
Total revenues	305.0	312.4	314.6
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	62.5	66.5	65.7
Depreciation expense	47.4	44.4	46.4
General and administrative expenses	6.4	6.0	6.1
Total operating costs and expenses	116.3	116.9	118.2
Income from operations	188.7	195.5	196.4
Income from equity investments	1.6	0.4	1.1
Interest expense, net	41.6	31.3	40.7
Income before income tax expense (benefit)	148.7	164.6	156.8
Income tax expense (benefit)	6.5	5.0	7.0
Net income	$142.2	$159.6	$149.8
Less: Net income attributable to noncontrolling interest	121.5	142.7	128.0
Net income attributable to Hess Midstream LP	$20.7	$16.9	$21.8

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.47	$0.50	$0.49
Diluted	$0.47	$0.49	$0.49
Weighted average Class A shares outstanding
Basic	44.0	33.7	44.0
Diluted	44.1	33.8	44.1

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First Quarter 2023
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$164.4	$113.8	$25.2	$-	$303.4
Other income	0.3	0.6	0.7	-	1.6
Total revenues	164.7	114.4	25.9	-	305.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	38.4	20.2	3.9	-	62.5
Depreciation expense	28.8	14.5	4.1	-	47.4
General and administrative expenses	2.4	1.2	0.3	2.5	6.4
Total operating costs and expenses	69.6	35.9	8.3	2.5	116.3
Income (loss) from operations	95.1	78.5	17.6	(2.5)	188.7
Income from equity investments	-	1.6	-	-	1.6
Interest expense, net	-	-	-	41.6	41.6
Income before income tax expense (benefit)	95.1	80.1	17.6	(44.1)	148.7
Income tax expense (benefit)	-	-	-	6.5	6.5
Net income (loss)	95.1	80.1	17.6	(50.6)	142.2
Less: Net income (loss) attributable to noncontrolling interest	77.7	65.6	14.3	(36.1)	121.5
Net income (loss) attributable to Hess Midstream LP	$17.4	$14.5	$3.3	$(14.5)	$20.7

	First Quarter 2022
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$163.6	$113.8	$34.7	$-	$312.1
	-	-	0.3	-	0.3
Total revenues	163.6	113.8	35.0	-	312.4
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	37.0	20.7	8.8	-	66.5
Depreciation expense	25.9	14.4	4.1	-	44.4
General and administrative expenses	2.5	1.0	0.2	2.3	6.0
Total operating costs and expenses	65.4	36.1	13.1	2.3	116.9
Income (loss) from operations	98.2	77.7	21.9	(2.3)	195.5
Income from equity investments	-	0.4	-	-	0.4
Interest expense, net	-	-	-	31.3	31.3
Income before income tax expense (benefit)	98.2	78.1	21.9	(33.6)	164.6
Income tax expense (benefit)	-	-	-	5.0	5.0
Net income (loss)	98.2	78.1	21.9	(38.6)	159.6
Less: Net income (loss) attributable to noncontrolling interest	85.2	67.7	19.0	(29.2)	142.7
Net income (loss) attributable to Hess Midstream LP	$13.0	$10.4	$2.9	$(9.4)	$16.9

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2022
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$166.1	$118.8	$29.0	$-	$313.9
Other income	-	-	0.7		0.7
Total revenues	166.1	118.8	29.7	-	314.6
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	42.5	18.4	4.8	-	65.7
Depreciation expense	28.0	14.4	4.0	-	46.4
General and administrative expenses	2.8	1.3	0.3	1.7	6.1
Total operating costs and expenses	73.3	34.1	9.1	1.7	118.2
Income (loss) from operations	92.8	84.7	20.6	(1.7)	196.4
Income from equity investments	-	1.1	-	-	1.1
Interest expense, net	-	-	-	40.7	40.7
Income before income tax expense (benefit)	92.8	85.8	20.6	(42.4)	156.8
Income tax expense (benefit)	-	-	-	7.0	7.0
Net income (loss)	92.8	85.8	20.6	(49.4)	149.8
Less: Net income (loss) attributable to noncontrolling interest	75.9	69.8	16.9	(34.6)	128.0
Net income (loss) attributable to Hess Midstream LP	$16.9	$16.0	$3.7	$(14.8)	$21.8

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2023	2022	2022

Throughput volumes
Gas gathering - Mcf of natural gas per day	347	326	328
Crude oil gathering - bopd	93	101	93
Gas processing - Mcf of natural gas per day	338	316	312
Crude terminals - bopd	104	108	101
NGL loading - blpd	9	14	9
Water gathering - blpd	79	72	77